                                PLD TELEKOM INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                            ITEM                              PAGE
                            ----                              ----
Independent Auditors' Report................................  F-2
Consolidated balance sheets as of December 31, 1997 and
  1996......................................................  F-4
Consolidated statements of operations for the years ended
  December 31, 1997, 1996 and 1995..........................  F-5
Consolidated statements of shareholders' equity for the
  years ended December 31, 1997, 1996 and 1995..............  F-6
Consolidated statements of cash flows for the years ended
  December 31, 1997, 1996 and 1995..........................  F-7
Notes to consolidated financial statements..................  F-8

                          INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
PLD Telekom Inc.:

     We have audited the accompanying consolidated balance sheet of PLD Telekom Inc. as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and the changes in its financial position for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

New York, NY
March 23, 1998

                                AUDITORS' REPORT

Shareholders and Board of Directors
PLD Telekom Inc.:

     We have audited the accompanying consolidated balance sheet of PLD Telekom Inc. as of December 31, 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the results of its operations and the changes in its financial position for each of the years in the two-year period ended December 31, 1996 in accordance with United States generally accepted accounting principles.

KPMG

Chartered Accountants
Toronto, Canada
March 21, 1997

                                PLD TELEKOM INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                1997        1996
                                                              --------    --------
Current assets:
  Cash and cash equivalents (note 7)........................  $ 17,256    $ 40,674
  Trade receivables, net of allowance of $3,226 and $1,986,
     respectively...........................................    17,078      10,528
  Other receivables and prepaids............................     8,615       3,522
  Inventory.................................................     2,802       1,840
  Due from related parties (note 13(c)).....................     6,320       4,408
                                                              --------    --------
          Total current assets..............................    52,071      60,972
Escrow funds (note 9).......................................    33,868      40,984
Property and equipment, net (note 4)........................   134,998      93,039
Telecommunications licenses (note 3), net of amortization of
  $26,294 and $18,640, respectively.........................    78,837      72,310
Due from related parties (note 13(c)).......................     3,011          --
Other investments (note 5)..................................     7,036      24,094
Other assets (note 6).......................................    25,765      14,958
                                                              --------    --------
          Total assets......................................  $335,586    $306,357
                                                              ========    ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Bank indebtedness (note 7)................................        --      15,829
  Short-term borrowings (note 8)............................    20,320          --
  Accounts payable..........................................    13,597      17,781
  Accrued liabilities.......................................     5,750       3,126
  Due to related parties (note 13(d)).......................     5,336       4,039
  Deferred revenues.........................................     3,128       1,078
  Customer deposits.........................................     3,070       1,644
  Other current liabilities.................................     2,256       3,241
                                                              --------    --------
          Total current liabilities.........................    53,457      46,738
                                                              --------    --------
Long-term debt (note 9).....................................   133,516     107,954
Minority interest...........................................    21,382      13,711
Commitments and contingencies (note 14)
Shareholders' equity (notes 9 and 10):
  Preferred stock, par value $.01 per share in 1997 and no
     par value in 1996. Authorized 100,000,000 shares in
     1997 and unlimited number of shares in 1996; issued and
     outstanding 446,884 shares.............................         4          31
  Common stock, par value $.01 per share in 1997 and no par
     value in 1996. Authorized 100,000,000 shares in 1997
     and unlimited number of shares in 1996; issued and
     outstanding 33,324,290 shares in 1997 and 31,696,034
     shares in 1996.........................................       333     180,878
  Additional paid-in capital................................   204,007      13,592
  Accumulated deficit.......................................   (77,113)    (56,547)
                                                              --------    --------
          Total shareholders' equity........................   127,231     137,954
                                                              --------    --------
          Total liabilities and shareholders' equity........  $335,586    $306,357
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                                PLD TELEKOM INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Revenues:
  Telecommunications (note 13(a))...................  $   112,468    $    60,562    $    27,686
  Finance lease income..............................        1,956          1,404          1,434
                                                      -----------    -----------    -----------
                                                          114,424         61,966         29,120
Direct costs........................................       39,186         21,709         10,382
                                                      -----------    -----------    -----------
          Gross profit..............................       75,238         40,257         18,738
                                                      -----------    -----------    -----------
Operating expenses:
  General and administrative........................       38,716         24,791         18,168
  Depreciation......................................       10,433          5,226          3,837
  Amortization......................................        7,867          4,883          4,659
  Taxes other than income taxes.....................        6,204          2,490          1,220
                                                      -----------    -----------    -----------
          Total operating expenses..................       63,220         37,390         27,884
                                                      -----------    -----------    -----------
          Operating income/(loss)...................       12,018          2,867         (9,146)
Other income/(expense):
  Share of loss from equity investments, after
     amortization of licenses of $2,477 and $1,528
     in 1996 and 1995, respectively.................         (537)        (2,692)        (1,555)
  Interest and other income.........................        3,614          4,859          2,066
  Interest expense..................................      (17,846)        (9,973)          (957)
  Amortization of deferred financing costs..........       (1,152)          (684)            --
  Foreign exchange loss.............................         (274)          (648)          (443)
  Gain/(loss) on disposal of investments and
     property and equipment.........................          749             --           (915)
  Provision for amounts due from a shareholder of
     PeterStar (note 13(e)).........................           --             --         (2,490)
                                                      -----------    -----------    -----------
          Loss before income taxes and minority
            interest................................       (3,428)        (6,271)       (13,440)
Income taxes (note 11)..............................        7,739          3,669          1,490
                                                      -----------    -----------    -----------
          Loss before minority interest.............      (11,167)        (9,940)       (14,930)
Minority interest...................................        9,399          2,521            551
                                                      -----------    -----------    -----------
          Net loss..................................  $   (20,566)   $   (12,461)       (15,481)
                                                      ===========    ===========    ===========
Net loss per common share:
  Basic.............................................  $     (0.64)   $     (0.39)   $     (0.49)
                                                      ===========    ===========    ===========
  Diluted...........................................  $     (0.64)   $     (0.39)   $     (0.49)
                                                      ===========    ===========    ===========
Weighted average common shares outstanding..........   32,061,070     31,579,201     31,314,662
                                                      ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                                PLD TELEKOM INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                          PREFERRED STOCK         COMMON STOCK
                                          ----------------   ----------------------
                                          NUMBER               NUMBER                 ADDITIONAL
                                            OF                   OF                    PAID-IN     ACCUMULATED
                                          SHARES    AMOUNT     SHARES      AMOUNT      CAPITAL       DEFICIT      TOTAL
                                          -------   ------   ----------   ---------   ----------   -----------   -------
Balance at January 1, 1995..............  446,884    $ 31    30,012,214   $ 173,034         --       (28,605)    144,460
Conversion of Series VIII preferred
  shares................................       --      --     1,110,000       4,886         --            --       4,886
Issuance of shares for CPY Yellow Pages
  Limited (note 3(f))...................       --      --       368,820       1,900         --            --       1,900
Exercise of warrants and options........       --      --        16,000          67         --            --          67
Net loss for the year...................       --      --            --          --         --       (15,481)    (15,481)
                                          -------    ----    ----------   ---------    -------       -------     -------
Balance at December 31, 1995............  446,884      31    31,507,034     179,887         --       (44,086)    135,832
Exercise of options.....................       --      --       189,000         991         --            --         991
Issuance of warrants (note 9)...........       --      --            --          --     13,592            --      13,592
Net loss for the year...................       --      --            --          --         --       (12,461)    (12,461)
                                          -------    ----    ----------   ---------    -------       -------     -------
Balance at December 31, 1996............  446,884      31    31,696,034     180,878     13,592       (56,547)    137,954
Increase in par value from none to $.01
  (note 10).............................       --      --            --    (180,561)   180,561            --          --
Change in par value of preferred stock
  (note 10).............................       --     (27)           --          --         27            --          --
Common stock cancellations..............       --      --          (150)         --         --            --          --
Exercise of options and warrants........       --      --       312,166           3      1,736            --       1,739
Issuance of shares (note 3(c))..........       --      --     1,316,240          13      7,668            --       7,681
Issuance of warrants (note 8(a))........       --      --            --          --        423            --         423
Net loss for the year...................       --      --            --          --         --       (20,566)    (20,566)
                                          -------    ----    ----------   ---------    -------       -------     -------
Balance at December 31, 1997............  446,884    $  4    33,324,290   $     333    204,007       (77,113)    127,231
                                          =======    ====    ==========   =========    =======       =======     =======

          See accompanying notes to consolidated financial statements.

                                PLD TELEKOM INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                1997       1996       1995
                                                              --------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(20,566)   (12,461)   (15,481)
  Adjustments to reconcile net loss to net cash provided
    by/(used in) operating activities:
    Depreciation and amortization...........................    19,452     10,793      8,496
    Accrued interest on senior discount notes...............    14,260      7,349         --
    Minority interest.......................................     9,399      2,521        551
    Gain on sale of SPMMTS..................................    (1,001)        --         --
    Deferred revenue........................................     2,050       (898)     1,958
    Share of loss of equity investments.....................       537      2,692      1,555
    Other...................................................        --        300      1,543
    Changes in operating assets and liabilities, net of
      effects of acquisitions:
      Increase in trade receivables.........................    (6,550)    (2,478)    (1,681)
      (Increase)/decrease in other receivables and
         prepaids...........................................    (5,093)     1,827     (1,909)
      Increase in inventory.................................      (962)      (392)      (608)
      Change in amounts due from or to related parties......       386     (4,743)    (2,499)
      Increase/(decrease) in accounts payable, accrued
         liabilities, customer deposits, and other current
         liabilities........................................    (1,119)    11,108      1,351
                                                              --------    -------    -------
         Net cash provided by/(used in) operating
           activities.......................................    10,793     15,618     (6,724)
                                                              --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (38,990)   (43,201)   (31,538)
  Proceeds from sale of SPMMTS..............................    17,180         --         --
  Escrow funds..............................................     7,116    (40,984)        --
  Purchase of 30% investment in Technocom...................   (25,608)        --         --
  Teleport-TP finance lease and advances....................        --      3,916     (7,733)
  Investments in Baltic Communications Limited, J.V.
    Technopark Limited and Teleport-TP, net of cash
    acquired................................................        --     (7,515)        --
  Other investments.........................................       181       (140)    (3,000)
  Other assets..............................................      (747)      (267)    (6,822)
                                                              --------    -------    -------
         Net cash used in investing activities..............   (40,868)   (88,191)   (49,093)
                                                              --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short-term debt borrowings/(repayments)...................   (10,929)    (6,550)    22,379
  Proceeds from issuance of 12% Revolving Credit Notes......    15,420         --         --
  Proceeds from issuance of 14% Senior Discount Notes.......        --     87,697         --
  Proceeds from issuance of 9% Convertible Subordinated
    Notes...................................................        --     26,500         --
  Deferred financing costs..................................        --     (9,224)        --
  Proceeds from issuance of common stock....................     1,739        991         67
  Cash dividends paid to minority shareholders..............    (1,000)        --         --
  Loans from shareholders...................................        --     (1,843)       405
  Related company advances..................................        --         --       (815)
  Due to equipment supplier.................................        --         --     (4,384)
  Recapitalization of PeterStar.............................     1,427         --         --
  Other financing...........................................        --         --     (2,869)
                                                              --------    -------    -------
         Net cash provided by financing activities..........     6,657     97,571     14,783
                                                              --------    -------    -------
         (Decrease)/increase in cash and cash equivalents...   (23,418)    24,998    (41,034)
Cash and cash equivalents at beginning of year..............    40,674     15,676     56,710
                                                              --------    -------    -------
Cash and cash equivalents at end of year....................  $ 17,256     40,674     15,676
                                                              ========    =======    =======
Supplementary disclosures:
  Noncash investing and financing activities:
    Supplier financing......................................  $ 11,302         --         --
                                                              ========    =======    =======
    Issuance of common stock for a portion of purchase price
      of Technocom..........................................  $  7,681         --         --
                                                              ========    =======    =======
  Interest paid.............................................  $  3,381      2,425        380
                                                              ========    =======    =======
  Income taxes paid.........................................  $  7,424      3,678        809
                                                              ========    =======    =======

          See accompanying notes to consolidated financial statements.

                                PLD TELEKOM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1) BUSINESS, OPERATIONS AND FUTURE ACTIVITIES

     The Company was previously incorporated under the laws of Ontario, Canada and on August 1, 1996 changed its name from Petersburg Long Distance Inc. to PLD Telekom Inc. (PLD). Effective February 28, 1997, PLD was incorporated in the United States as a Delaware corporation. Through its majority-owned and controlled subsidiaries, the Company is a provider of local, long distance and international telecommunications services in the former Soviet Union.

     The Company's telecommunications businesses are at various stages of development and are growing rapidly in an emerging economy which, by its nature, has an uncertain economic, political and regulatory environment. The general risks of operating businesses in the former Soviet Union include the possibility for rapid change in government policies, economic conditions, the tax regime and foreign currency regulations.

     Ultimate recoverability of the Company's investments is dependent upon its ability to achieve and maintain profitability, which is dependent to a certain extent on the stabilization of the economies of the former Soviet Union, the ability to maintain the necessary telecommunications licenses and the ability to obtain adequate financing to meet capital commitments.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company's significant accounting policies are summarized as follows:

  (a) Basis of Presentation

     The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

     The consolidated financial statements include the accounts of the Company and its majority-owned and controlled subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Investment in affiliates in which the Company has significant influence, but does exercise control, are accounted for under the equity method. Investments of the Company over which significant influence is not exercised are carried under the cost method.

  (b) Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1997 and 1996, the Company's cash equivalents consist of term deposits of approximately $7.2 million and $4.2 million, respectively.

  (c) Investments

     Management determines the appropriate classification of its investments at the time of purchase and classifies them as trading, available-for-sale or held-to-maturity in accordance with the provisions of Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities." At December 31, 1997 and 1996, the Company's investments which are held in escrow consist of U.S. Treasury Bonds with a carrying value of $33.9 million and $41.0 million, respectively, have been classified as available-for-sale. In accordance with SFAS 115, the Company carries their available-for-sale investments at fair value, with unrealized gains and losses reported as a separate line item in shareholders' equity. Due to the short maturity period (1997 -- maturing on January 7, 1998 and 1996 -- maturing on January 5, 1997), the carrying value of these investments approximates its fair market value at December 31, 1997 and 1996.

  (d) Revenue Recognition

     The Company records telecommunication revenues as earned, at the time services are provided.

  (e) Inventory

     Inventory is stated at the lower of average cost or net realizable value and is composed of telephony products held for resale to customers.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

  (f) Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Telecommunications equipment.............................  10 years
Buildings................................................  28.5 years
Leasehold improvements...................................  10 years
Office furniture and equipment (including computer         3 - 5
  equipment).............................................  years

     Interest cost incurred during the period of construction of property and equipment is capitalized. The interest cost capitalized in 1997 amounted to $927,791.

  (g) Intangible Assets

     Telecommunications licenses are being amortized on a straight-line basis over the terms of the licenses.

     Goodwill represents the excess of the purchase price over the fair values of the net assets acquired and is being amortized on a straight-line basis over periods ranging from ten to twenty years.

     Deferred financing costs represent costs incurred to issue debt. Deferred financing costs are capitalized and amortized over the term of the related debt.

  (h) Fair Value of Financial Instruments

     The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, escrow funds, trade and other receivables, amounts due from or to related parties, bank indebtedness and accounts payable approximate fair value due to their short maturities. The fair value of long-term debt is based on discounted cash flow analysis.

  (i) Reporting Currency and Foreign Currency Translation

     The statutory accounts of the Company's consolidated subsidiaries are maintained in accordance with local accounting regulations and are stated in local currencies.

     Local statements are adjusted to U.S. GAAP and then translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 (SFAS 52), "Foreign Currency Translation."

     Under SFAS 52, the financial statements of foreign entities in highly inflationary economies are measured in all cases using the U.S. dollar as the functional currency. U.S. dollar transactions are shown at their historical value. Monetary assets and liabilities denominated in local currencies are translated into U.S. dollars at the prevailing period-end exchange rate. All other assets and liabilities are translated at historical exchange rates. Results of operations have been translated using the monthly average exchange rates. Translation differences resulting from the use of these different rates are included in the accompanying consolidated statements of operations.

  (j) Income Taxes

     Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period it occurs.

  (k) Net Loss Per Common Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," on December 31, 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and supersedes Accounting Principles Board ("APB") Opinion No. 15, "Earnings per Share." SFAS No. 128 also requires dual presentation of basic and diluted EPS for

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

complex capital structures on the face of the consolidated statements of operations. Basic EPS is computed by dividing income or loss by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock, such as stock options, at the beginning of the period being reported on. Per share amounts for 1996 and 1995 have been retroactively restated to give effect to SFAS 128 and were not different from EPS measured under APB No. 15.

     Net loss and weighted average shares outstanding used for computing diluted loss per common share were the same as that used for computing basic loss per common share for each of the years ended December 31, 1995, 1996 and 1997.

     The Company had potentially dilutive common stock equivalents of 1,293,000, 135,000 and 150,000 for the years ended December 31, 1997, 1996 and 1995, respectively, which were not included in the computation of diluted net loss per common share because they were antidilutive for the periods presented.

  (l) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

  (m) Equity Compensation

     Prior to January 1, 1996, the Company accounted for its equity compensation plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method, as defined in SFAS 123, had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS 123.

  (n) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (o) Reclassifications

     Certain reclassifications have been made to the prior year's financial statements to conform to the current year's presentation.

(3) BUSINESSES AND ACQUISITIONS

     The Company's key interests at December 31, 1997 include a 60% equity interest in PeterStar Company Limited ("PeterStar"); a 50% equity interest in BECET International ("BECET"); and an approximate 80% equity interest in Technocom Limited ("Technocom"), which holds an approximate 49% equity interest in

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

Teleport-TP ("Teleport-TP"). The Company also owns 100% of Baltic Communications Limited ("BCL") and 100% of CPY Yellow Pages Limited ("Yellow Pages").

  (a) PeterStar

     PeterStar is a joint stock company registered in 1992 under the laws of the Russian Federation to provide international and domestic telecommunications services for St. Petersburg. In November 1994, PeterStar was granted a new license to provide these services for a further ten years. The license was reissued in June 1996 and sets the maximum number of lines which PeterStar may have at 106,000 and requires that 74,200 lines be introduced by June 1999. At December 31, 1997, PeterStar had 114,774 lines in place.

     In October 1992, the Company acquired a 50% interest in PeterStar for consideration of $19.8 million. An additional 9% interest was acquired in March 1994 for consideration of $8.2 million and an additional 1% interest was acquired in April 1996 for $1.8 million. All of the considerations have been allocated to telecommunications licenses. The Company's interest in PeterStar is owned by its wholly owned subsidiary, NWE Capital (Cyprus) Limited ("NWE Cyprus"), a company incorporated in Cyprus.

  (b) BECET

     BECET provides cellular services pursuant to a 15-year license to operate a cellular telephony system in Kazakhstan until February 2009. The Company's 50% interest in BECET is owned by its wholly owned subsidiary, Wireless Technology Corporations Limited ("WTC"), a company incorporated in the territory of the British Virgin Islands, which in turn is owned by NWE Cyprus.

     In connection with the acquisition of BECET, the Company was committed to provide financing of up to $3.0 million to fund a number of special telecommunications projects undertaken by the Ministry of Communications in Kazakhstan. In 1995, the Company provided such financing in the form of a convertible note (see note 5(b)).

  (c) Technocom

     The Company subscribed for preferred shares of Technocom, a company incorporated in the Republic of Ireland, in the amount of $40.0 million, of which $20.0 million was subscribed for on acquisition in 1994 and the remaining $20.0 million was subscribed for in June 1996 from the proceeds of the financing described in note 9. The preferred shares entitle the Company to the first $20.0 million of Technocom's dividend distributions. After receipt of such preference dividends, all the preferred shares will be converted into a single ordinary share of Technocom. The carrying value of the Company's investment in Teleport-TP and minority interest were each increased by a total of $10.0 million in 1995/1996 to reflect the minority interest's ultimate share in the preferred equity.

     On November 26, 1997, PLD acquired an additional 59 ordinary shares of Technocom increasing its ownership from 50.1% to 80.4%. The total consideration for the acquisition was $32.5 million, plus acquisition costs of approximately $840,000 and was allocated to telecommunications licenses, goodwill, and purchase of minority interest in the amounts of $16.0 million, $11.1 million, and $6.0 million, respectively. Approximately $24.8 million was paid in cash and the remainder in shares of PLD common stock (1,316,240 shares of common stock with a fair market value of $5.85 per share, which cannot be sold until the year
2000). The cash element of the transaction was funded with escrowed funds and with the proceeds from the Company's 12% Revolving Credit Notes (see note 8).

     In addition, the Company restructured certain "put and call" arrangements with the other two shareholders of Technocom. Under these arrangements, as originally structured, the remaining ordinary shares of Technocom held by these shareholders (29 shares, or approximately 14.6% of the total ordinary shares outstanding, and 10 shares, or approximately 5% of the total ordinary shares outstanding) were to have been independently valued in 1999 and the Company had the right to call, and the other two shareholders had the right to put, their respective interests at the per share value established by the valuation.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     These arrangements were restructured as follows. In the case of the holder of the 29 shares, while the date on which the put or call could be exercised did not change, the valuation procedure was eliminated and the "put and call" price for its interest was set at a fixed $17.5 million. In the case of the holder of the 10 shares, 2 of its remaining 10 ordinary shares were made subject to a new put and call arrangement which would come into effect in 1998, with the "put and call" price to be $1 million or, at the holder's option, that number of shares of common stock which results from dividing $1 million by the lower of $5.85 and the average closing price of such shares over the preceding 10 trading days. The remaining 8 ordinary shares continue to be subject to the existing put and call arrangements in 1999, except that the valuation will be made by the Company and the amount paid pursuant to the exercise of either the put or the call cannot exceed $9.6 million or be less than $6.7 million.

     On December 20, 1996, Technocom acquired 55.5% of the outstanding shares of J.V. Technopark Limited ("Technopark") from the minority shareholders of Technocom for $3.0 million. Technopark is incorporated in Russia and owns a 7.5% equity interest in Teleport-TP and commercial property in Moscow. The acquisition of Technopark has been accounted for using the purchase method.

  (d) Teleport-TP

     The Company currently controls 56% of the voting interests in Teleport-TP through its ownership of Technocom (see note 3(c)), which has a 49.3% equity interest in Teleport-TP. The Company originally acquired a 41.8% equity investment in Teleport-TP through its acquisition of 50.8% of the outstanding common stock of Technocom. In May 1996, Technocom acquired an additional 3.3% indirect equity interest in Teleport-TP for cash consideration of $2.0 million, substantially all of which was allocated to Teleport-TP's telecommunications licenses. The additional interest was acquired through a company controlled by a minority shareholder of Technocom.

     Teleport-TP is a Russian joint stock company which holds four operating licenses. The first license expires in November 2004 and authorizes Teleport-TP to provide long distance and international telecommunications services to private networks within Moscow and, to a limited extent, elsewhere in the Russian Federation. Teleport-TP is required by the terms of the license to have at least 10,500 subscribers (which is 70% of the maximum number of subscribers permitted under the license) in place by October 1999. Under the terms of the license agreement, there are no penalties should Teleport-TP not attain the required number of lines.

     The second license expires in October 2004 and permits the operation of 1,000 international leased circuits for the transmission of television and telecommunications services. The third license, which expires in January 2002, permits the provision of data services with interconnection to the public network and requires capacity for 70,000 subscribers by December 2000. The fourth license, which expires in May 2001, is an overlay license which permits Teleport-TP to offer local, long distance and international voice and data services which are interconnected to the public telephone network in 40 regions across Russia.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     As a result of the acquisition of Technopark, the Company consolidated Teleport-TP's balance sheet at December 31, 1996. The results of operations of Teleport-TP have been included in the consolidated statements of operations from January 1, 1997. The consolidation of Teleport-TP's balance sheet at December 31, 1996 is summarized as follows:

                                                         (IN THOUSANDS)
Cash.................................................       $    70
Other current assets.................................         4,386
Current liabilities..................................        (1,526)
Equipment under capital lease, net...................         7,415
Other property, plant and equipment, net.............           622
Other assets.........................................           655
Capital lease obligation to Technocom................        (4,153)
Due to Technocom.....................................        (3,468)
Due to related parties...............................        (3,405)
Minority interest....................................          (411)
Telecommunications licenses, net of accumulated
  amortization of $4,005.............................        25,595
                                                            -------
          Carrying value of investment in Teleport-TP
            prior to consolidation...................       $25,780
                                                            =======

     Condensed financial information of Teleport-TP for the years ended December 31, 1996 and 1995 is as follows:

                                                            1996       1995
                                                           -------    -------
                                                             (IN THOUSANDS)
Telecommunications revenues..............................  $11,104    $ 7,070
Cost of sales............................................    6,534      2,083
                                                           -------    -------
          Gross profit...................................    4,570      4,987
                                                           -------    -------
Operating expenses:
  General and administrative.............................    2,617      1,606
  Other taxes............................................      592         --
  Depreciation of assets under capital lease.............    1,016        570
  Other depreciation and amortization....................      200        762
                                                           -------    -------
                                                             4,425      2,938
                                                           -------    -------
          Operating income...............................      145      2,049
Interest on capital lease................................     (531)    (1,434)
Other interest and financing charges, net................      251       (343)
                                                           -------    -------
          Earnings/(loss) before income taxes............     (135)       272
Income taxes.............................................       --       (335)
                                                           -------    -------
          Net loss.......................................  $  (135)   $   (63)
Technocom's interest therein.............................      (75)       (27)
Amortization of excess purchase price....................   (2,477)    (1,528)
                                                           -------    -------
          Share of Teleport-TP loss......................  $(2,552)   $(1,555)
                                                           =======    =======

     Teleport-TP's revenues for the years ended December 31, 1996 and 1995, include sales to its minority shareholder of $4.6 million and $5.0 million, respectively, making Teleport-TP to some extent economically dependent on its minority shareholder.

     Teleport-TP's cost of sales for the year ended December 31, 1996 includes costs of $2.9 million charged by a company controlled by one of the minority shareholders of Technocom.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     General and administrative expenses for the year ended December 31, 1996 include costs of $576,000 related to marketing services provided by a company controlled by one of the minority shareholders of Technocom.

(e) BCL

     Effective April 1, 1996, the Company acquired all of the outstanding shares of BCL from Cable & Wireless and its Russian partners for cash consideration of $3.0 million, plus acquisition costs of $253,000. BCL is a Russian joint stock company which provides international direct dial, international pay phone and private line services to a corporate customer base in St. Petersburg. BCL's results of operations are included in the consolidated financial statements from the date of acquisition.

     The acquisition has been accounted for using the purchase method.

  (f) Yellow Pages

     On April 26, 1995 the Company, through NWE Cyprus, acquired all the outstanding shares of Yellow Pages, a company incorporated in the Republic of Cyprus, for consideration of 368,820 common shares of the Company valued at $1.9 million, plus acquisition costs of $244,000. Yellow Pages publishes a Yellow Pages directory and owns a database of Russian and foreign businesses in St. Petersburg. Yellow Pages' results of operations are included in the consolidated financial statements from the date of acquisition.

     The acquisition has been accounted for by the purchase method and substantially all of the consideration was allocated to goodwill.

(4) PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 and 1996 consist of the following:

                                                           1997        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
Telecommunications equipment:
  Installed............................................  $123,902    $ 80,291
  Uninstalled..........................................    10,396       3,677
Buildings..............................................     5,434       3,194
Office furniture and equipment (including computer
  equipment)...........................................     8,054       6,538
Leasehold improvements.................................     6,082       4,443
Advances to equipment suppliers........................     4,252       7,999
                                                         --------    --------
          Total property and equipment.................   158,120     106,142
Less: accumulated depreciation.........................   (23,122)    (13,103)
                                                         --------    --------
          Property and equipment, net..................  $134,998    $ 93,039
                                                         ========    ========

     Property and equipment includes telecommunications equipment with a cost of $16.5 million which has been pledged under the terms of the long-term installment agreements (see note 9).

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

(5) OTHER INVESTMENTS

     Other investments at December 31, 1997 and 1996 consist of the following:

                                                             1997      1996
                                                            ------    -------
                                                             (IN THOUSANDS)
Investment in St. Petersburg Intercity & International
  Telephone, at cost......................................  $   --    $16,179
Investment in Monogram Finance Group Limited..............   3,000      3,000
Equity investment in MTR-Sviaz............................   3,128      4,588
Equity investment in Rosh Telecom.........................     542        327
Investment in Gorizont-RT, at cost........................     224         --
Other investments, at cost................................     142         --
                                                            ------    -------
          Total...........................................  $7,036    $24,094
                                                            ======    =======

  (a) Investment in St. Petersburg Intercity & International Telephone (SPMMTS)

     The Company held a 10.4% equity interest (13.9% voting interest) in SPMMTS, a privatized Russian company which operates the long distance and international gateway in St. Petersburg.

     In June 1997, the Company sold its investment in SPMMTS for proceeds of $17.2 million. The gain of $1.0 million is included in gain on disposal of investments and property and equipment on the consolidated statement of operations.

  (b) Investment in Monogram Finance Group Limited

     During the year ended December 31, 1995, the Company advanced $3.0 million to Monogram Finance Group Limited ("Monogram") in exchange for a convertible promissory note due on February 20, 2000. The note is convertible into common shares of Monogram at any time prior to February 20, 2000 at the then current fair market price of the shares.

  (c) Equity Investment in MTR-Sviaz

     Technocom has a 49% equity interest in a Russian joint stock company, MTR-Sviaz, which is a joint venture with Mosenergo, the Moscow city power utility, to modernize and commercialize a portion of Mosenergo's internal telecommunications network. MTR-Sviaz holds two operating licenses and commenced operations in late 1996. The first license authorizes MTR-Sviaz to provide local and long distance leased line services within the city and region of Moscow. Under the second license, MTR-Sviaz is authorized to provide local telephone services through interconnection (via the Mosenergo network) with the public switched telephone network within the city and region of Moscow. During 1997 and 1996, Technocom leased telecommunications equipment and access rights with a net book value of $4.7 million and $5.2 million, respectively, to MTR-Sviaz under finance leases. For the years ended December 31, 1997 and 1996, the Company recorded finance lease income of $2.0 million and $872,000, respectively, related to these leases. At December 31, 1997 and 1996, the investment in MTR-Sviaz is composed of a finance lease receivable of $4.5 million and $5.0 million, offset by the Company's share of losses of MTR-Sviaz of $1.4 million and $427,000, respectively.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     Future minimum lease payments receivable from MTR-Sviaz, by year and in the aggregate, are as follows:

                                                              (IN THOUSANDS)
1998........................................................      $2,530
1999........................................................       2,530
2000........................................................       1,704
2001........................................................         547
2002........................................................         547
Thereafter..................................................       1,958
                                                                  ------
          Total minimum lease payments......................       9,816
Amounts representing interest...............................       5,324
                                                                  ------
          Present value of minimum lease payments...........      $4,492
                                                                  ======

(6) OTHER ASSETS

     Other assets at December 31, 1997 and 1996 consist of the following:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Goodwill, net of accumulated amortization of $574 and
  $359...................................................  $12,709      1,796
Deferred financing costs, net of accumulated amortization
  of $1,836 and $684.....................................    7,811      8,540
Deferred charges.........................................      861        700
Other....................................................    4,384      3,922
                                                           -------    -------
                                                           $25,765    $14,958
                                                           =======    =======

(7) CASH AND CASH EQUIVALENTS AND BANK INDEBTEDNESS

     The Company's cash and cash equivalents at December 31, 1997 and 1996 consist of the following:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Cash and cash equivalents on deposit:
  In Russia and Kazakhstan...............................  $ 7,611    $ 5,210
  Outside Russia and Kazakhstan..........................    9,645     10,935
Term deposit (interest bearing), restricted to secure
  bank loan of Technocom.................................       --      9,000
Term deposits (interest bearing), restricted to secure
  overdraft balances and accounts payable of Technocom...       --     15,529
                                                           -------    -------
                                                           $17,256    $40,674
                                                           =======    =======

     As at December 31, 1997 and 1996, Technocom has overdraft balances of $-0-and $6.8 million and demand bank loans of $-0- and $9.0 million (bearing interest at 5.8125%). The demand bank loans were secured by term deposits in the same amount held at the same bank.

     Technocom has entered into bank guarantees in connection with certain of its telecommunications equipment supplier financing agreements. The amount of the guarantees reduces automatically in accordance with installments paid. The amounts outstanding as of December 31, 1997 under these supplier financing agreements secured by bank guarantees are approximately $3.6 million (see note
9).

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

(8) SHORT-TERM BORROWINGS

     The Company's short-term borrowings at December 31, 1997 and 1996 consist of the following:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
12% Revolving Credit Notes...............................  $15,420         --
Note payable.............................................    4,000         --
Bank loan facility.......................................      900         --
                                                           -------    -------
                                                           $20,320         --
                                                           =======    =======

  (a) 12% Revolving Credit Notes

     In November 1997, the Company issued $12.4 million in Series A secured revolving credit notes (the "Series A Notes"), and $3.1 million in Series B revolving credit notes (the "Series B Notes"), to The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Travelers Parties"). Both the Series A Notes and the Series B Notes are secured by the Company's inventory and accounts receivable. In addition, the Series B Notes are secured by 28 of the 59 Technocom ordinary shares acquired (see note 3(c)).

     Both the Series A and B Notes bear interest at an annual rate of 12%, payable monthly in cash. This interest rate increases to 15% if the Company has not raised $20 million in additional equity by May 31, 1998. The Series A and Series B Notes are required to be amortized starting in July 1998. The Series B Notes, whose original principal amount is $3.1 million, are due in full on September 30, 1998, and the Series A Notes, in the original principal amount of $12.3 million, are due in full on December 31, 1998. In addition to issuing the Series A and Series B Notes, the Company also issued to the Travelers Parties a total of 423,000 warrants to purchase Common Stock at $8.625 at any time up to December 31, 2008 (the "Travelers Warrants"). These warrants have been valued at $423,000 and will be amortized over the term of the revolving credit notes.

     The Company may become obligated to issue additional warrants to the holders in the event that certain amortization payments are not made in accordance with the agreement or if the Notes are not paid in full at maturity. Additionally, in the event that the Notes are not paid in full at maturity, all warrants issued and issuable carry an exercise price of $.01 per share.

  (b) Note Payable

     Note payable at December 31, 1997 consists of a promissory note issued to Scientific Atlantic, Inc. ("Scientific Atlantic") on June 10, 1997. The promissory note, in settlement of equipment and services, is due on June 10, 1998. This note was discounted to West Merchant Bank at a rate of approximately 7.84%. The Company's weighted average interest rate for the note payable is approximately 8.45%.

  (c) Bank Loan Facility

     In December 1997, PeterStar entered into a $2.0 million, one-year loan facility with BNP Dresdner Bank for the purchase of telecommunications equipment. Interest is charged on borrowed amounts at three-month LIBOR plus 2.5% per annum.

     The amount borrowed on the loan facility at December 31, 1997 was $900,000.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

(9) LONG-TERM DEBT

     The Company's long-term debt at December 31, 1997 and 1996 consists of the following:

                                                           1997        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
14% Senior Discount Notes..............................  $ 95,714    $ 81,454
9% Convertible Subordinated Notes......................    26,500      26,500
Supplier financing.....................................    11,302          --
                                                         --------    --------
     Total.............................................  $133,516    $107,954
                                                         ========    ========

  (a) 14% Senior Discount Notes and 9% Convertible Subordinated Notes.

     On June 12, 1996, the Company completed a $149.5 million private placement consisting of (i) 123,000 Units consisting of $123.0 million 14% Senior Discount Notes ("Senior Notes") due 2004 and ten-year Warrants to purchase a total of 4,182,000 shares of common stock at a price of $6.60 per share; and (ii) $26.5 million 9% Convertible Subordinated Notes ("Convertible Notes") due 2006, convertible into common stock of the Company at a price of $6.90 per share.

     The 123,000 Units were issued at a discount for gross proceeds of $87.7 million, of which $13.6 million was allocated to the Warrants and $74.1 million was allocated to the Senior Notes for accounting purposes. The Senior Notes have a zero coupon until December 1, 1998. After such date, the notes require semi-annual cash interest payments on June 1 and December 1. The difference between the carrying value and the principal amount of $123.0 million is being charged to earnings on an effective yield basis which, together with cash interest payments, results in an effective yield of 16.8%.

     The Convertible Notes require semi-annual cash interest payments on June 1 and December 1.

     The terms of the Senior Notes require the Company to raise additional equity of at least $20.0 million by May 31, 1998. Failure to raise additional equity will cause the interest rate on the Senior Notes to increase to 14.5%.

     The Company is party to a Registration Rights Agreement pursuant to which the Senior Notes were to have been exchanged for registered securities and the Convertible Notes registered for the shelf by October 1996. Failure to cause the registration to become effective results in additional interest payable at a rate of $0.01 per week per $1,000 of accreted value of the Senior Notes and principal amount of the Convertible Notes, increasing by $0.01 per week for each 90-day period that the securities are not registered. Additional interest ceases to accrue when the required registration statements become effective.

     All, or a portion, of the Senior Notes are redeemable at the option of the Company after June 13, 2001 at 108% of the principal amount plus accrued and unpaid interest, reducing to 104% for the year commencing June 1, 2002 and 100% on or after June 1, 2003.

     The Convertible Notes are redeemable at the option of the Company on or after June 1, 2000 under certain conditions at a redemption price equal to the principal amount plus accrued and unpaid interest.

     The Senior Notes and the Convertible Notes were issued under the terms of Indentures dated May 31, 1996. Pursuant to the Indentures, the Company has pledged its investments in NWE Cyprus (which holds the Company's interests in PeterStar, WTC, and Yellow Pages), WTC (which holds the Company's interest in BECET), BCL, a wholly-owned special purpose leasing subsidiary incorporated in Cyprus, and the Company's investment in preferred stock of Technocom. In addition, each of these subsidiaries (except Technocom) have guaranteed the Senior Notes and the Convertible Notes.

     A portion of the net proceeds of $105.0 million (after agent's commission and expenses) was used to meet the Company's $20.0 million commitment to Technocom (see note 3(c)) and to repay a revolving credit facility in the amount of $22.5 million. Under the terms of the Indentures, $46.0 million was deposited into an escrow account which is invested in eligible cash equivalents, as defined by the Indentures. The escrow funds

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

are also pledged as security for the Company's obligations under the Indentures. Escrow funds may be disbursed for purposes of making qualifying investments of up to $9.0 million in telecommunications companies operating in Russia or Kazakhstan, or for purposes of investing in telecommunications equipment through the Company's special purpose leasing subsidiary, which then leases that equipment to the Company's operating subsidiaries. Investments in leases are also pledged as security under the Indentures and all payments received under the terms of the leases are required to be deposited into a separate escrow account, to be used to purchase additional telecommunications equipment for lease. On or after November 30, 1998, the Company must also maintain sufficient funds in the escrow accounts to meet the next interest payment due on both the Senior Notes and Convertible Notes.

     In 1997, the Company made the determination to solicit the holders of the Senior Notes and the Convertible Notes with a view to making certain amendments to the Indentures governing such Notes, intended to give the Company more flexibility in conducting its business and also to clarify certain provisions of those Indentures, in both cases based upon the Company's experience in operating under the terms of the Indentures since they were first executed in June 1996.

     Under each of the Indentures, the consents of holders of not less than a majority in principal amount at stated maturity of each of the Senior Notes and the Convertible Notes are required to authorize their amendment.

     On March 4, 1998, the Company mailed to the holders of record on March 3, 1998 of the Senior Notes and the Convertible Notes a consent solicitation statement (the "Consent Solicitation"). Pursuant to the Consent Solicitation, the Company offered to each holder of the Senior Notes who consented to the amendment of the Senior Note Indenture, a five-year warrant to purchase 1.8 shares of Common Stock at a price of $6.90 per share for each $1,000 in unpaid principal amount at stated maturity of the Senior Notes held by such holder, and to each holder of the Convertible Notes who consented to the amendment of the Convertible Note Indenture a five-year warrant to purchase 2 shares of Common Stock at a price of $6.90 per share for each $1,000 in unpaid principal amount of the Convertible Notes held by such holder.

     As of close of business on March 18, 1998, when the solicitation period ended, parties holding 100% in principal amount at stated maturity of the Senior Notes and 85.7% in principal amount at stated maturity of the Convertible Notes had consented to the amendments. Pursuant to such consents, The Bank of New York, as trustee under the Indentures, the Company and certain other parties executed a supplemental indenture bringing the amendments to the Indentures and certain related documents into effect.

     At December 31, 1997 and 1996, the fair value of the Convertible Notes and Senior Notes approximates their carrying value.

  (b) Supplier Financing

     Amounts payable under the terms of the long-term installment purchase agreements are as follows (see notes 4 and 7):

             YEAR                    AMOUNT
             ----                --------------
                                 (IN THOUSANDS)
1999...........................     $ 4,616
2000...........................       3,864
2001...........................       2,795
2002...........................       2,361
Thereafter.....................          --
                                    -------
                                    $13,636
Less: amounts representing
  interest.....................       2,334
                                    -------
                                    $11,302
                                    =======

     The above amounts have been calculated using interest rates of 8.0% to 8.5%.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

(10) SHAREHOLDERS' EQUITY

  (a) Common Stock

     On February 28, 1997, as a result of the Company's continuance as a Delaware corporation, the authorized capital stock was changed from an unlimited number of common shares without nominal or par value to 100,000,000 common shares with a par value of $.01 per share. As a result of the change in the par value, the Common Stock was decreased by $180.6 million and additional paid-in capital was increased by the same amount.

  (b) Preferred Stock

     The Company had the following preferred shares issued and outstanding at December 31, 1997 and 1996:

                                                    NUMBER OF
                                                     SHARES      1997      1996
                                                    ---------    ----      ----
                                                                 (IN THOUSANDS)
Series II.........................................   405,217     $ 4       $--
Series III........................................    41,667      --        31
                                                                 ---       ---
                                                                 $ 4       $31
                                                                 ===       ===

     In addition, the capital stock was also changed from an unlimited number of preferred shares issuable in series to 100,000,000 preferred shares with par value of $.01 per share issuable in series. As a result of the change in par value, the preferred stock has been reflected at its par value in the 1997 consolidated financial statements.

     The Series II and III preferred shares, issued at a price of Cdn.$1 (US $0.74) per share, are redeemable at the option of the Company at Cdn.$1 per share. The shares do not pay dividends and holders thereof do not have voting rights.

  (c) Shares Reserved

     In addition to stock options outstanding (see note 12), the Company has reserved 4,182,000 common shares for issuance on exercise of outstanding Warrants and 3,840,580 common shares on conversion of outstanding Convertible Notes (see note 9). In addition, at December 31, 1997, the Company has 500,000 Warrants outstanding to purchase common shares of the Company at a weighted-average exercise price of $8.11, of which 250,000 Warrants at an exercise price of Cdn.$11.31 were granted to Cable & Wireless in 1994 and 100,000 Warrants at an exercise price of US$4.70 were granted in 1996 to the agent in relation to the debt financing described in note 9. Warrants expire five years after the date of grant.

     In connection with the issuance of the Series A and Series B Notes (see note 8(a)), the Company issued to the Travelers Parties a total of 423,000 warrants to purchase Common Stock at $8.625 at any time up to December 31, 2008 and may become obligated to issue additional warrants to the Travelers Parties in the event that certain amortization payments are not made, or if the Series A or Series B Notes are not paid in full at their maturity.

     At the end of March of 1998, in connection with the Consent Solicitation (see note 9(a)), the Company will issue a total of 123,000 five-year warrants to purchase 1.8 shares of Common Stock at $6.90 per share to the holders of the Senior Notes, and a total of 22,700 five-year warrants to purchase 2 shares of Common Stock at a price of $6.90 per share to the holders of the Convertible Notes.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

(11) INCOME TAXES

     The geographic components of loss before income taxes and minority interest are as follows:

                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
United States..............................  $(35,163)   $     --    $     --
Canada.....................................        --     (20,829)    (16,747)
Russia and Kazakhstan......................    31,735      14,558       3,307
                                             --------    --------    --------
                                             $ (3,428)   $ (6,271)   $(13,440)
                                             ========    ========    ========

     The provision for income taxes, which relates substantially to current income taxes in the Company's Russian and Kazak businesses, differs from the United States (34% -- February 28, 1997 onwards) and Canadian (44% -- January 1, 1995 to February 27, 1997) Federal and state/provincial statutory tax rates as follows:

                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Provision for income taxes at statutory
  rates.......................................  $(1,166)   $(2,760)   $(5,913)
Add/(deduct) the tax effect of:
  Non-deductible amortization of licenses and
     goodwill.................................    2,561      3,238      2,720
  Other non-deductible expenses...............    2,273      1,753      1,010
  Concessions on capital expenditures.........   (3,854)    (1,000)        --
  Differences in Russian and Kazak statutory
     tax rates................................     (210)    (1,696)      (350)
  Change in valuation allowance related to
     deferred tax assets......................    8,135      4,134      4,023
                                                -------    -------    -------
          Provision for income tax............  $ 7,739    $ 3,669    $ 1,490
                                                =======    =======    =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                           1997        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
Deferred tax assets:
  Share issue costs....................................  $     --    $  2,150
  Operating loss carryforwards.........................     8,929      16,200
  Capital loss carryforwards...........................        --       8,400
  Expenses not yet deducted for Russian and
     Kazak tax purposes................................    18,646       3,760
                                                         --------    --------
                                                           27,575      30,510
Less: valuation allowance..............................    (8,246)    (29,350)
                                                         --------    --------
          Net deferred tax assets......................    19,329       1,160
Deferred tax liabilities:
          Debt issue costs.............................    (1,160)     (1,160)
          Expenses not currently deducted for book
            purposes...................................      (705)         --
          Tax on revenues not yet realized for Russian
            tax purposes...............................   (17,464)         --
                                                         --------    --------
Deferred tax liabilities...............................   (19,329)     (1,160)
                                                         --------    --------
                                                         $     --    $     --
                                                         ========    ========

     At December 31, 1997, the Company had operating loss carryforwards for United States (U.S.) federal income tax purposes of approximately $26.3 million. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning in making these assessments.

     At December 31, 1996, the Company had operating loss carryforwards for Canadian income tax purposes of approximately $36.0 million and allowable capital loss carryforwards of approximately $19.0 million. Upon the Company's emigration to the United States in February 1997, the Company was deemed to dispose of all its assets at fair value. As a result, a substantial portion of the operating and capital loss carryforwards were utilized. Remaining losses do not carry over for U.S. tax purposes.

(12) EQUITY COMPENSATION PLAN

     The Company has an Equity Compensation Plan (the "Plan"), which was approved by the shareholders at the Annual Meeting in June of 1997. The Plan amends and supersedes in its entirety the PLD Telekom Inc. Stock Option Plan (the "Prior Plan"). No further grants will be made under the Prior Plan following the adoption of the Plan and grantees under the Prior Plan have the option of continuing to have existing grants covered by the terms of the Prior Plan, or having these grants instead covered by the terms of the Plan.

     Pursuant to the Plan, the Company's Board of Directors may grant stock options, stock appreciation rights, restricted stock and performance units to directors, officers and key employees of, and certain consultants and advisors to, the Company and its subsidiaries. The Plan is administered by a committee of the Board of Directors of the Company consisting solely of "outside directors" and to date awards under the Plan have been limited to stock options.

     The exercise price of each option is generally equal to the fair market value of the shares of PLD's common stock on the date of grant. The maximum term for which options are exercisable is ten years. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the committee. However, stock options granted to Non-Employee Directors are immediately exercisable.

     The per share weighted-average fair value of stock options granted during 1997, 1996 and 1995 was $2.51, $2.11 and $2.31, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1997 -- risk-free interest rate of 6.5%, expected life of six years and expected volatility of 40%; 1996 -- risk-free interest rate of 6.5%, expected life of five years and expected volatility of 30%;
1995 -- risk-free interest rate of 6.3%, expected life of five years and expected volatility of 30%.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the date of grant for its stock options under SFAS 123, the Company's loss would have been increased to $22.9 million ($0.71 per share), $13.6 million ($0.43 per share) and $16.0 million ($0.51 per share) for the years ended December 31, 1997, 1996 and 1995, respectively. The pro forma loss for the year reflects only options granted in 1997, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS 123 is not reflected in the pro forma loss for the year because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to January 1, 1995 is not considered.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     Changes in stock options outstanding are as follows:

                                                                   WEIGHTED AVERAGE
                                               NUMBER OF SHARES    EXERCISE PRICES
                                               ----------------    ----------------
Outstanding at December 31, 1994.............       774,500             $7.83
Granted......................................       610,000             $5.96
Exercised....................................       (16,000)            $4.07
Canceled.....................................      (387,000)            $8.57
                                                  ---------             -----
Outstanding at December 31, 1995.............       981,500             $6.61
Granted......................................     1,010,000             $7.38
Exercised....................................      (189,000)            $5.25
Canceled.....................................      (120,000)            $5.93
                                                  ---------             -----
Outstanding at December 31, 1996.............     1,682,500             $7.25
Granted......................................     1,405,000             $5.27
Exercised....................................      (302,166)            $5.68
Canceled.....................................       (15,000)            $5.25
                                                  ---------             -----
Outstanding at December 31, 1997.............     2,770,334             $6.41
                                                  =========             =====

     At December 31, 1996 and 1995, the number of options exercisable was 382,500 and 371,500 and the weighted-average exercise price of those options was $7.92 and $7.55, respectively.

     The following table summarizes information about the stock options outstanding at December 31, 1997:

                            OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                  ---------------------------------------    ------------------------
                                  WEIGHTED-
                    NUMBER         AVERAGE      WEIGHTED       NUMBER       WEIGHTED-
   RANGE OF       OUTSTANDING     REMAINING      AVERAGE     EXERCISABLE     AVERAGE
   EXERCISE           AT         CONTRACTUAL    EXERCISE         AT         EXERCISE
    PRICES         12/31/97         LIFE          PRICE       12/31/97        PRICE
   --------       -----------    -----------    ---------    -----------    ---------
$ 5.06 -  6.00     1,453,334      8.4 years      $ 5.30         688,332      $ 5.45
  6.10 -  6.69       526,500      3.3              6.28         308,499        6.27
  7.77 -  8.02       643,000      3.3              7.99         251,000        7.99
 10.12 - 11.38       147,500      1.0             10.92         147,500       10.92
                   ---------                                  ---------
                   2,770,334                                  1,395,331
                   =========                                  =========

(13) RELATED PARTY TRANSACTIONS

     (a) PeterStar has entered into a barter agreement with an indirect minority shareholder under which the two parties have exchanged services valued at $3.4 million and $3.0 million during 1997 and 1996, respectively. The amounts are recorded in the consolidated statements of operations as telecommunications revenues and direct costs.

     (b) Direct costs for the years ended December 31, 1997, 1996 and 1995 include $4.2 million, $3.3 million and $1.8 million, respectively, paid to the other shareholder of BECET in relation to the carriage of traffic over the public telephone network.

     (c) Amounts due from related parties at December 31, 1997 include $2.5 million principal and interest due from MTR-Sviaz in relation to a finance lease (see note 5(c)), $1.6 million and $3.0 million due from a minority shareholder of PeterStar under short-term and long-term loans, respectively, and $2.2 million due from a company controlled by a minority shareholder of Technocom for telecommunications services.

     Amounts due from related parties at December 31, 1996 include $1.1 million principal and interest due from MTR-Sviaz in relation to a finance lease (see note 5(c)), $600,000 due from a minority shareholder of PeterStar under a short-term loan and $2.5 million due from a company controlled by a minority shareholder of Technocom for telecommunications services.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     (d) Amounts due to related parties at December 31, 1997 include a loan due to the minority shareholder of Teleport-TP in the amount of $477,000, trade payables of Teleport-TP in the amount of $3.2 million due to a company controlled by one of the minority shareholders of Technocom, carrier charges of $817,000 due to the other shareholder of BECET, a loan due to a company controlled by a minority shareholder of Technocom in the amount of $336,000, due to MTR-Sviaz for telephone services and connection charges in the amount of $292,000, and an amount due to a company controlled by one of the minority shareholders of Technocom for equipment received from them in the amount of $204,000.

     Amounts due to related parties at December 31, 1996 include a loan due to the minority shareholder of Teleport-TP in the amount of $477,000, trade payables of Teleport-TP in the amount of $2.9 million due to a company controlled by one of the minority shareholders of Technocom, carrier charges of $234,000 due to the other shareholder of BECET and a loan due to a company controlled by a minority shareholder of Technocom in the amount of $336,000.

     (e) The Company has guaranteed telephone billing system lease payments of a shareholder of PeterStar totaling $2.5 million. Lease payments of $124,000 are due quarterly until July 1998. At December 31, 1995, full provision was made for all amounts paid to date under the guarantee and for all future amounts. The balances of $373,000 and $871,000 remaining under the lease as of December 31, 1997 and 1996 are included in other current liabilities.

     (f) General and administrative expenses for the years ended December 31, 1997 and 1996 include consulting fees of $1.7 million and $300,000, respectively, charged by a minority shareholder of PeterStar.

     (g) See also notes 3(c), (d), (e) and 5(c).

(14) COMMITMENTS AND CONTINGENCIES

  (a) Intercompany

     The Company paid certain costs on behalf of, and made certain loans to, PeterStar, resulting in an intercompany balance of approximately $27.0 million at December 31, 1996. During 1997, an agreement was reached with the minority shareholders to recapitalize PeterStar. The recapitalization of PeterStar in an amount of $13.8 million was completed during September 1997, with such funds being used to repay an equal amount of these advances. Negotiations with the minority shareholders of PeterStar as to the repayment of the remaining intercompany balance due to the Company were concluded in March 1998 and resulted in a further reduction of approximately $5.3 million in PeterStar's liability. The effect of this settlement was to increase minority interest expense by approximately $2.1 million in 1997.

  (b) Currency Licenses

     Under applicable Russian currency control regulations, the Company's Russian subsidiaries are required to have certain licenses from the Central Bank of Russia to enable them to make payments of and accept receipts of hard currency. While PeterStar and BCL have or have applied for all the necessary licenses, failure to receive the remaining licenses could result in fines and penalties, which the Company does not believe will be material.

  (c) Russian Taxation

     Certain of the Company's Russian subsidiaries have accrued profits and other taxes based on interpretations of the law which may ultimately be disputed by the Russian taxation authorities. The exposure to additional profits and other taxes, fines and penalties is not determinable. However, the Company does not believe this would have a material adverse effect on the financial position or results of operations of the Company.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

  (d) Purchase Commitments

     At December 31, 1997, Technocom and PeterStar have commitments of approximately $943,000 and $11.4 million, respectively, related to the acquisition of telecommunications equipment. The PeterStar supply contract provides for financing of the entire amount over approximately five years.

  (e) Line Rental

     While it has not had to do so historically, PeterStar anticipates that it will have to begin paying local line rental charges to the Petersburg Telephone System in 1998. The exact fee, and the date from which charges will be levied, have yet to be determined, but the Company does not believe that such payments will have a material adverse effect on the Company's financial position or results of operations.

  (f) Transponder Capacity

     Teleport-TP currently utilizes capacity on three Intelsat satellites for the provision of its international and domestic long distance services, pursuant to a fifteen year contract signed with Intelsat in January 1993. The agreement requires quarterly payments of $616,500 for the remainder of its term.

(15) CANADIAN ACCOUNTING PRINCIPLES

     These consolidated financial statements have been prepared in accordance with U.S. GAAP which, in the case of the Company, conform with Canadian GAAP, except as follows:

     (a) Net loss for the years ended December 31:

                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Net loss for the year, as reported.........  $(20,566)   $(12,461)   $(15,481)
Noncash interest on Convertible Notes......      (508)       (252)         --
                                             --------    --------    --------
Net loss for the year under Canadian
  GAAP.....................................  $(21,074)   $(12,713)   $(15,481)
                                             ========    ========    ========

     Under Canadian GAAP, the Convertible Notes are a compound financial instrument and the debt and equity elements of the instrument are separately accounted for. For Canadian GAAP purposes, $13.9 million of the Convertible Notes were classified as equity and $12.6 million were classified as debt on issuance. Additional interest expense is charged to the consolidated statements of operations to accrete the debt portion to the principal amount of $26.5 million at maturity which, together with cash interest payments, results in an effective yield of 22.3%. Accordingly, long-term debt at December 31, 1997 and 1996 would amount to $120.3 million and $94.3 million, respectively, and shareholders' equity would amount to $140.4 million and $151.6 million, respectively, under Canadian GAAP.

     Effective December 31, 1996, the Company changed its Canadian GAAP policy with respect to pre-operating costs. Such costs may not be capitalized under U.S. GAAP and, therefore, all such costs have been retroactively expensed for Canadian GAAP purposes. The change in accounting policy decreased the Canadian GAAP loss in 1995 by $636,000. The deficit at December 31, 1995 was increased by $2.2 million.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996

     (b) The following non-cash investing and financing activities would be included in the consolidated statements of cash flows under Canadian GAAP.

                                                    1997      1996     1995
                                                  --------    ----    -------
                                                        (IN THOUSANDS)
Investing:
  Investment in Yellow Pages....................  $     --    --       (1,900)
  Investment in BECET...........................        --    --           --
  Capital expenditures..........................   (11,302)   --           --
  Investments in Technocom......................    (7,681)   --           --
Financing:
  Issue of common shares........................     7,681    --        6,786
  Conversion of preferred shares................        --    --       (4,886)
  Supplier financing............................    11,302    --           --
  Recapitalization of PeterStar.................     4,012    --           --
  Due from related party........................    (4,012)   --           --

(16) CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of selected quarterly financial data for the years ended December 31, 1997 and 1996:

                                                               1997 QUARTERS ENDED
                                                --------------------------------------------------
                                                MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                --------    -------    ------------    -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues............................  $23,891     $26,389      $29,534         $34,610
Operating income..............................    2,481       2,634        2,872           4,031
Interest and other income.....................    1,394       1,260          625             335
Interest expense..............................   (4,269)     (4,120)      (4,457)         (5,000)
Income taxes..................................    1,074       2,366        2,048           2,251
Minority interest.............................    1,766       1,457        1,391           4,785
Net loss for the period.......................   (4,342)     (3,725)      (5,377)         (7,122)
                                                =======     =======      =======         =======
Net loss per common share.....................  $ (0.14)    $ (0.12)     $ (0.17)        $ (0.22)
                                                =======     =======      =======         =======

     Minority interest for the fourth quarter of 1997 includes $2.1 million in connection with the settlement reached with the minority shareholders of PeterStar (see note 14(a)).

                                                               1996 QUARTERS ENDED
                                                --------------------------------------------------
                                                MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                --------    -------    ------------    -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues............................  $10,184     $13,478      $17,011         $21,293
Operating income (loss).......................     (987)      1,897        1,782             175
Interest and other income.....................      855       1,075        1,263           1,666
Interest expense..............................     (296)     (1,683)      (3,861)         (4,133)
Income taxes..................................      828         526        1,764             551
Minority interest.............................       97         434        1,118             872
Net loss for the period.......................   (1,623)       (808)      (4,758)         (5,272)
                                                =======     =======      =======         =======
Net loss per common share.....................  $ (0.05)    $ (0.03)     $ (0.15)        $ (0.16)
                                                =======     =======      =======         =======

     Operating revenues and direct costs in the fourth quarter of 1996 include $3.0 million in connection with a barter agreement with an indirect minority shareholder of PeterStar (see note 13(a)).

(17)     CONSOLIDATING FINANCIAL INFORMATION

         NWE Cyprus, WTC, BCL, PLD Asset Leasing Limited ("PLD Asset Leasing") and PLD Capital Limited ("PLD Capital") (collectively, the "Subsidiary Guarantors") have guaranteed the Senior Notes and the Convertible Notes described in note 9. The following consolidating balance sheets as of December 31, 1997 and 1996 and consolidating statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, depict the financial position and results of operations and cash flows for the Company, presented using the equity method of accounting for its subsidiaries, the combined Subsidiary Guarantors, presented using the equity method of accounting, and the combined non-guarantor subsidiaries together with consolidating eliminations to arrive at the consolidated balance sheets, statements of operations and cash flows of the Company and its subsidiaries. Each of the Subsidiary Guarantors are wholly owned and their guarantees are full, unconditional and joint and several. Ownership of all other significant subsidiaries and their holdings are more fully described in note 3.

         NWE Cyprus and WTC are holding companies and have no operations independent of their subsidiaries. PLD Asset Leasing and PLD Capital are special purpose holding companies incorporated in Cyprus which lease equipment to non-guarantor subsidiaries. Separate financial statements for the Subsidiary Guarantors are not presented because they are not material to investors.

         There can be no assurance that guarantees by the Subsidiary Guarantors can be enforced easily, if at all. Each of such companies are incorporated in jurisdictions which are outside the United States. Persons seeking to enforce those guarantees may therefore need to do so outside the United States. The need to bring enforcement actions in such other jurisdictions, and to comply with the laws of those jurisdictions in relation thereto, may significantly complicate, delay or limit enforcement of such guarantees.

         In addition, the ability to enforce an "upstream" guarantee (or guarantee by a subsidiary of a parent's obligations) is subject to some uncertainty not only in the United States but also other applicable jurisdictions such as Cyprus and Russia, and may well be subject to similar uncertainty in other jurisdictions where such guarantee may be sought to be enforced against any Subsidiary Guarantor. Efforts have been made to minimize the effect of any possible invalidity of the guarantees by limiting the extent to which they may be enforced against a Subsidiary Guarantor to such amounts which will not render the guarantees void, voidable or unenforceable, and, in the case of PLD Asset Leasing and PLD Capital Limited, by limiting the activities of each such subsidiary to its leasing, selling or investing operations and in the case of PLD Asset Leasing, PLD Capital and NWE Cyprus by limiting the activities of each such subsidiary to incur indebtedness. However, there can be no assurance that such efforts have been successful.

         Payments under the guarantee given by BCL may require a license from the Russian Central Bank and may also (to the extent such payments are considered to be interest) be subject to Russian withholding tax. While under current law payments under the guarantees by PLD Asset Leasing, PLD Capital, WTC and NWE Cyprus currently in existence may be made without the need for licenses or withholding of tax, there can be no assurance that PLD Asset Leasing, PLD Capital, WTC or NWE Cyprus will not encounter such problems hereafter.

         Finally, the ability of a foreign claimant to enforce a judgment or arbitral award obtained in respect of a guarantee outside those jurisdictions in which the Subsidiary Guarantors are incorporated may be limited. For example, some jurisdictions (i.e., Russia) generally only recognize foreign judgments or arbitral awards pursuant to bilateral or multilateral treaty arrangements. In addition, the local courts may have limited experience in the enforcement of foreign judgments. The possible need to re-litigate in the jurisdiction in which a Subsidiary Guarantor is located a judgment or arbitral award obtained elsewhere in respect of its guarantee may significantly delay the enforcement of such judgment or award.

         There are no restrictions in the charter or other foundation documents of the Subsidiary Guarantors which restrict their ability to pay dividends, and each of such companies is a wholly owned, direct or indirect, subsidiary of the Company. However, each such company's ability to pay dividends may be affected, from time to time, by (i) their own ability to generate sufficient cash from their operations; (ii) the level of taxation, particularly corporate profits and withholding taxes, in the jurisdictions in which they operate and (iii) exchange controls and currency repatriation restrictions in effect in the jurisdictions in which they operate.

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996


                            CONSOLIDATING SCHEDULES

                          Consolidating Balance Sheet
                            As of December 31, 1996
                     (in thousands, except per share data)

                                                                                                          Non-
                                                                                    Subsidiary         Guarantor
                                                                                    Guarantors        Subsidiaries
                                                                   Parent           (Combined)         (Combined)
                                                                   ------           ----------         ----------
                                     ASSETS



Current assets:
    Cash and cash equivalents                                        7,271               331             33,072
    Trade receivables, net of allowance                                 --               880              9,648
    Other receivables and prepaids                                     126               155              3,241
    Inventory                                                           --                70              1,770
    Due from related parties                                           600                --              3,808
                                                                 -------------------------------------------------
                  Total current assets                               7,997             1,436             51,539

Escrow funds                                                        40,984                --                 --
Intercompany investments and advances                              170,813           116,606                 82
Property and equipment, net                                            334             6,494             87,976
Telecommunications licenses, net of amortization                                                          4,964
Other investments                                                   19,179             3,910              4,915
Other assets                                                         8,561             1,814                895
                                                                 -------------------------------------------------
                  Total Assets                                     247,868           130,260            150,371
                                                                 -------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank indebtedness                                                   --                --             15,829
    Short-term borrowings                                               --                --
    Accounts payable                                                   322             1,929             15,530
    Accrued liabilities                                                523                 7              2,596
    Due to related parties                                              --                --              4,039
    Deferred revenue                                                    --                --              1,078
    Customer deposits                                                   --                --              1,644
    Intercompany and other current liabilities                       1,115            12,658              2,183
                                                                 -------------------------------------------------
                Total current liabilities                            1,960            14,594            (42,899)

Long-term debt                                                     107,954                --                 --

Other liabilities                                                       --                --                 --

Intercompany payables                                                   --            10,745             39,953

Minority interest                                                       --                --                638

Commitments and contingencies

Shareholders' Equity
    Preferred stock                                                     31                --             40,000

    Common stock                                                   180,878           125,640             20,392

    Additional paid-in capital                                      13,592                --                 --

    Accumulated deficit                                            (56,547)          (20,719)             6,489
                                                                 -------------------------------------------------
          Total shareholders' equity                               137,954           104,921             66,881
                                                                 -------------------------------------------------
          Total liabilities and shareholders' equity               247,868           130,260            150,371
                                                                 =================================================


                                                                  Eliminations       Consolidated
                                                                  ------------       ------------
                                     ASSETS



Current assets:
    Cash and cash equivalents                                           --              40,674
    Trade receivables, net of allowance                                 --              10,528
    Other receivables and prepaids                                      --               3,522
    Inventory                                                           --               1,840
    Due from related parties                                            --               4,408
                                                                 -------------------------------
                  Total current assets                                  --              60,972

Escrow funds                                                            --              40,984
Intercompany investments and advances                             (287,501)                 --
Property and equipment, net                                         (1,765)             93,039
Telecommunications licenses, net of amortization                    67,346              72,310
Other investments                                                   (3,910)             24,094
Other assets                                                         3,688              14,958
                                                                 -------------------------------
                  Total Assets                                    (222,142)            306,357
                                                                 -------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank indebtedness                                                                   15,829
    Short-term borrowings                                                                   --
    Accounts payable                                                   (51)             17,781
    Accrued liabilities                                                 (7)              3,126
    Due to related parties                                                               4,039
    Deferred revenue                                                 1,000               1,078
    Customer deposits                                               28,000               1,644
    Other current liabilities                                      (12,686)              3,241
                                                                 -------------------------------
                Total current liabilities                          (12,715)             46,738

Long-term debt                                                          --             107,954

Other liabilities                                                       --                  --

Intercompany payables                                              (50,968)                 --

Minority interest                                                   13,073              13,711

Commitments and contingencies

Shareholders' Equity
    Preferred stock                                                 40,000                  31

    Common stock                                                  (146,032)            180,878

    Additional paid-in capital                                                          13,592

    Accumulated deficit                                             14,230             (56,547)
                                                                 -------------------------------
                  Total shareholders' equity                      (171,802)            137,954
                                                                 -------------------------------
                  Total liabilities and shareholders' equity      (222,142)            306,357
                                                                 ===============================

                                PLD TELEKOM INC.

                           DECEMBER 31, 1997 AND 1996


                            CONSOLIDATING SCHEDULES

                          Consolidating Balance Sheet
                            As of December 31, 1997
                     (in thousands, except per share data)

                                                                                                          Non-
                                                                                     Subsidiary         Guarantor
                                                                                     Guarantors        Subsidiaries
                                                                     Parent          (Combined)         (Combined)
                                                                     ------          ----------         ----------

                                     ASSETS

Current assets:
    Cash and cash equivalents                                         5,513               241             11,502
    Trade receivables, net of allowance                                  --             1,239             15,839
    Other receivables and prepaids                                    1,220               168              7,225
    Inventory                                                            --               214              2,587
    Due from related parties                                          1,600                --              4,719
                                                                  -------------------------------------------------
                  Total current assets                                8,333             3,081             41,872
                                                                  -------------------------------------------------

Escrow funds                                                         33,868                --                 --
Intercompany investments and advances                               210,844           148,295              2,615
Property and equipment, net                                             191             6,181            129,780
Telecommunications licenses, net of amortization                         --                --                622
Due from related parties                                              3,011                --                 --
Other investments                                                     3,000             7,384              4,036
Other assets                                                         11,971             1,627                807
                                                                  -------------------------------------------------
                  Total Assets                                      271,218           166,568            179,732
                                                                  -------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank indebtedness                                                    --                --                 --
    Short-term borrowings                                            19,420                --                900
    Accounts payable                                                  1,224             1,861             10,512
    Accrued liabilities                                                 371                34              5,495
    Due to related parties                                               --                --              6,394
    Deferred revenue                                                     --                --              3,128
    Customer deposits                                                    --                --              3,070
    Other current liabilities                                           758               283              1,258
                                                                  -------------------------------------------------
                Total current liabilities                            21,773             2,178             30,757
                                                                  -------------------------------------------------

Long-term debt                                                      122,214             5,783             11,302

Other liabilities                                                        --            12,209                 --

Intercompany payables                                                    --            27,957             36,250

Minority interest                                                        --                --                 --

Commitments and contingencies

Shareholders' Equity
    Preferred stock,                                                      4                --            (40,000)


    Common stock,                                                       333           125,640                 --


    Additional paid-in capital                                      204,007                --                 --
    Accumulated deficit                                             (77,113)           (7,199)            27,515
                                                                  -------------------------------------------------
                  Total shareholders' equity                        127,231           118,441            101,423
                                                                  -------------------------------------------------
                  Total liabilities and shareholders' equity        271,218           166,568            179,732
                                                                  =================================================


                                                                   Eliminations      Consolidated
                                                                   ------------      ------------

                                     ASSETS



Current assets:
    Cash and cash equivalents                                            --             17,256
    Trade receivables, net of allowance                                  --             17,078
    Other receivables and prepaids                                       --              8,615
    Inventory                                                            --              2,802
    Due from related parties                                             --              6,320
                                                                  -------------------------------
                  Total current assets                                   --             52,071
                                                                  -------------------------------

Escrow funds                                                             --             33,868
Intercompany investments and advances                               361,754                 --
Property and equipment, net                                          (1,154)           134,998
Telecommunications licenses, net of amortization                     78,215             78,837
Due from related parties                                                 --              3,011
Other investments                                                    (7,384)             7,036
Other assets                                                         10,145             25,765
                                                                  -------------------------------
                  Total Assets                                     (281,932)           335,586
                                                                  -------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank indebtedness                                                                       --
    Short-term borrowings                                                --             20,320
    Accounts payable                                                     --             13,597
    Accrued liabilities                                                (150)             5,750
    Due to related parties                                           (1,058)             5,336
    Deferred revenue                                                     --              3,128
    Customer deposits                                                    --              3,070
    Other current liabilities                                           (43)             2,256
                                                                  -------------------------------
                Total current liabilities                            (1,251)            53,457
                                                                  -------------------------------

Long-term debt                                                       (5,783)           133,516

Other liabilities                                                   (12,209)                --

Intercompany payables                                               (64,207)                --

Minority interest                                                    21,382         21,382,000

Commitments and contingencies

Shareholders' Equity
    Preferred stock,                                                (40,000)                 4


    Common stock,                                                  (159,548)               333


    Additional paid-in capital                                           --        203,584,000
    Warrants                                                             --            423,000
    Accumulated deficit                                              20,316             77,113
                                                                  -------------------------------
                  Total shareholders' equity                        219,864           (127,231)
                                                                  -------------------------------
                  Total liabilities and shareholders' equity        281,932           (335,586)
                                                                  ===============================

                                PLD TELEKOM INC.

                     Consolidating Statement of Operations

                          Year Ended December 31, 1997
                (in thousands, except share and per share data)

                                                                                                              Non-
                                                                                                           Subsidiary    Guarantor
                                                                                                           Guarantors   Subsidiaries
                                                                                                Parent     (combined)    (combined)
                                                                                                ------     ----------    ----------
Revenue:
          Telecommunications                                                                   $       -      7,648       104,820
          Finance lease income                                                                         -        783         1,956
          Management fees                                                                          3,155          -         3,507
                                                                                               ---------     ------       -------
                                                                                                   3,155      8,431       110,283
Direct costs                                                                                           -      2,623        36,563
                                                                                               ---------     ------       -------
                           Gross Profit                                                            3,155      5,808        73,720

Operating expenses:
          General and administrative                                                               7,401      5,679        29,186
          Depreciation                                                                              (246)       812         9,867
          Amortization                                                                             2,973      4,914           334
          Management Fees                                                                          8,845     (3,155)       (5,690)
          Taxes other than income taxes                                                              618        602         4,984
                                                                                               ---------     ------       -------
                           Total operating expenses                                               19,591      8,852        38,681

                           Operating income (loss)                                               (16,436)    (3,044)       35,039

Other income (expense):
          Share of income (loss) from equity investments,
                  after amortization of licenses                                                   9,283     18,222          (537)
          Interest and other income                                                                2,639         48           939
          Interest Expense                                                                       (16,142)        (5)       (1,704)
          Amortization of deferred financing costs                                                (1,152)         -             -
          Other                                                                                    1,242       (276)         (491)
          Provision for amounts due from a shareholder of
                  PeterStar                                                                            -          -             -
                                                                                               ---------     ------       -------

                           Loss before income taxes and minority interest                        (20,566)    14,945       33,246

Income taxes                                                                                           -        426         7,356
                                                                                               ---------     ------       -------

                           Loss before minority interest                                         (20,566)    14,519        25,890

Minority Interest                                                                                      -          -          (639)
                                                                                               ---------     ------       -------

                           Net loss                                                            $ (20,566)    14,519        26,529
                                                                                               =========     ======       =======


                                                                                           Eliminations    Consolidated
                                                                                           ------------    ------------
Revenue:
          Telecommunications                                                                        -         112,468
          Finance lease income                                                                   (783)          1,956
          Management fees                                                                      (6,662)              -
                                                                                              -------         -------
                                                                                               (7,445)        114,424
Direct costs                                                                                        -          39,186
                                                                                              -------         -------
                           Gross Profit                                                        (7,445)         75,238

Operating expenses:
          General and administrative                                                           (3,550)         38,716
          Depreciation                                                                              -          10,433
          Amortization                                                                           (354)          7,867
          Management Fees                                                                           -               -
          Taxes other than income taxes                                                             -           6,204
                                                                                              -------         -------
                           Total operating expenses                                            (3,904)         63,220

                           Operating income (loss)                                             (3,541)         12,018

Other income (expense):
          Share of income (loss) from equity investments,
                  after amortization of licenses                                              (27,505)           (537)
          Interest and other income                                                               (12)          3,614
          Interest Expense                                                                          5         (17,846)
          Amortization of deferred financing costs                                                  -          (1,152)
          Other                                                                                     -             475
          Provision for amounts due from a shareholder of
                  PeterStar                                                                         -               -
                                                                                              -------         -------

                           Loss before income taxes and minority interest                     (31,053)         (3,428)

Income taxes                                                                                      (43)          7,739
                                                                                              -------         -------

                           Loss before minority interest                                      (31,010)        (11,167)

Minority Interest                                                                              10,038           9,399
                                                                                              -------         -------

                           Net loss                                                           (41,048)        (20,566)
                                                                                              =======         =======

                                PLD TELEKOM INC.

                     Consolidating Statement of Operations

                          Year Ended December 31, 1996
                (in thousands, except share and per share data)




                                                                                             Non-
                                                                            Subsidiary     Guarantor
                                                                            Guarantors    Subsidiaries
                                                                 Parent     (combined)     (combined)    Eliminations   Consolidated
                                                                 ------     ----------     ----------    ------------   ------------
Revenue:
     Telecommunications                                         $     --       5,101          55,461              --        60,562
     Finance lease income                                             --          --           1,404              --         1,404
     Management fees                                               2,085          --           4,230          (6,315)           --
                                                                --------     -------         -------         -------       -------
                                                                   2,085       5,101          61,095          (6,315)       61,966
Direct costs                                                          --       2,103          19,606              --        21,709
                                                                --------     -------         -------         -------       -------
            Gross Profit                                           2,085       2,998          41,489          (6,315)       40,257

Operating expenses:
     General and administrative                                    3,575       1,588          18,756             872        24,791
     Depreciation                                                     --         502           4,925            (201)        5,226
     Amortization                                                     --       4,832              59              (8)        4,883
     Management Fees                                               4,230          --           2,085          (6,315)           --
     Taxes other than income taxes                                    11         323           2,156              --         2,490
                                                                --------     -------         -------         -------       -------
            Total operating expenses                               7,816       7,245          27,981          (5,652)       37,390

            Operating income (loss)                               (5,731)     (4,247)         13,508            (663)        2,867

Other income (expense):
     Share of income (loss) from equity investments,
        after amortization of licenses                               861       8,443            (215)        (11,781)       (2,692)
     Interest and other income                                      2810         173            1910             (34)        4,859
     Interest Expense                                             (9,463)         --            (510)             --        (9,973)
     Amortization of deferred financing costs                       (684)         --              --              --          (684)
     Other                                                          (254)         45            (429)            (10)         (648)
                                                                --------     -------         -------         -------       -------

            Loss before income taxes and minority interest       (12,461)      4,414          14,264         (12,488)       (6,271)

Income taxes                                                          --         194           3,475              --         3,669
                                                                --------     -------         -------         -------       -------

            Loss before minority interest                        (12,461)      4,220          10,789         (12,488)       (9,940)

Minority Interest                                                     --          --              19           2,502         2,521
                                                                --------     -------         -------         -------       -------

            Net loss                                            $(12,461)      4,220          10,770         (14,990)      (12,461)
                                                                ========     =======         =======         =======       =======

Net loss per common share                                       $
                                                                ========     =======         =======         =======       =======

Weighted average number of common
     shares outstanding
                                                                ========     =======         =======         =======       =======

                                PLD TELEKOM INC.

                     Consolidating Statement of Operations

                          Year Ended December 31, 1995
                (in thousands, except share and per share data)


                                                                                               Non-
                                                                             Subsidiary     Guarantor
                                                                             Guarantors    Subsidiaries
                                                                 Parent      (combined)     (combined)   Eliminations  Consolidated
                                                                 ------      ----------     ----------   ------------  -------------
Revenue:
     Telecommunications                                        $     --            --         27,686            --        27,686
     Finance lease income                                            --            --          1,434            --         1,434
     Management fees                                              1,200            --          1,233        (2,433)           --
                                                               --------       -------        -------       -------       -------
                                                                  1,200            --         30,353        (2,433)       29,120
Direct costs                                                         --            --         10,382            --        10,382
                                                               --------       -------        -------       -------       -------
            Gross Profit                                          1,200            --         19,971        (2,433)       18,738

Operating expenses:
     General and administrative                                   5,300            67         14,865        (2,064)       18,168
     Depreciation                                                    --            --          3,837            --         3,837
     Amortization                                                    --         4,606             53                       4,659
     Management Fees                                              3,003            --         (1,370)        1,633            --
     Taxes other than income taxes                                   --            --          1,120           100         1,220
                                                               --------       -------        -------       -------       -------
            Total operating expenses                              8,303         4,673         18,505        (3,597)       27,884

            Operating income (loss)                              (7,103)       (4,673)         1,466         1,164        (9,146)

Other income (expense):
     Share of income (loss) from equity investments,
        after amortization of licenses                           (4,563)       (1,691)           (27)        4,726        (1,555)
     Interest and other income                                      435            --          1,631            --         2,066
     Interest Expense                                              (526)           --           (431)           --          (957)
     Amortization of deferred financing costs                        --            --             --            --            --
     Other                                                       (1,197)           --           (393)          232        (1,358)
     Provision for amounts due from a shareholder of
        PeterStar                                                (2,490)           --             --            --        (2,490)
                                                               --------       -------        -------       -------       -------

            Loss before income taxes and minority interest      (15,444)       (6,364)         2,246         6,122       (13,440)

Income taxes                                                         37            --          1,453            --         1,490
                                                               --------       -------        -------       -------       -------

            Loss before minority interest                       (15,481)       (6,364)           793         6,122       (14,930)

Minority Interest                                                    --            --             58           493           551
                                                               --------       -------        -------       -------       -------

            Net loss                                           $(15,481)       (6,364)           735         5,629       (15,481)
                                                               ========       =======        =======       =======       =======

                                PLD TELEKOM INC.
             Notes to Consolidated Financial Statements, Continued



                                                                                         Non-
     Consolidating Statement of Cash Flows                            Subsidiary      Guarantor
     for the year ended December 31, 1997                             Guarantors     Subsidiaries
                (in thousands)                         Parent         (Combined)      (Combined)     Eliminations      Consolidated
                                                       ------         ----------      ----------     ------------      ------------
Net cash provided by (used in) operating
  activities                                          (11,731)          (11,468)         40,519          (6,527)             10,793

Cash flows from investing activities
  Escrow funds                                          7,116                --              --              --               7,116
  Capital Expenditures                                     --              (750)        (40,896)          2,656             (38,990)
  Proceeds on disposal of SPMMTS                       17,180                --              --              --              17,180
  Investments in subsidiaries                         (33,211)           (7,111)             --          14,714             (25,608)
  Other                                                   302                --            (246)           (622)               (566)
                                                      ------------------------------------------------------------------------------
      Net cash used in investing activities            (8,613)           (7,861)        (41,142)         16,748             (40,868)
                                                      ------------------------------------------------------------------------------

Financing
  Short term debt borrowings/(repayments)                                               (14,929)          4,000             (10,929)
  Proceeds from notes                                  15,420                --              --              --              15,420
  Issuance of stock                                     1,739                --              --              --               1,739
  Recapitalization of Peterstar                         1,427                --              --              --               1,427
  Related party advances and other                         --            19,239          (6,018)        (14,221)             (1,000)
                                                      ------------------------------------------------------------------------------
      Net cash provided by financing activities        18,586            19,239         (21,947)        (10,221)              6,657
                                                      ------------------------------------------------------------------------------

      (Decrease)/Increase in cash and cash
        equivalents                                    (1,758)              (90)        (21,570)                            (23,418)
Cash and cash equivalents at beginning of year          7,271               331          33,072                              40,674
                                                      ------------------------------------------------------------------------------
Cash and cash equivalents at end of year                5,513               241          11,502              --              17,256
                                                      ==============================================================================

                                PLD TELEKOM INC.
             Notes to Consolidated Financial Statements, Continued

                                                                            Non-
     Consolidating Statement of Cash Flows                 Subsidiary    Guarantor
     for the year ended December 31, 1996                  Guarantors   Subsidiaries
               (in thousands)                    Parent    (Combined)    (Combined)    Eliminations    Consolidated
                                               ----------  ----------    ----------    ------------    -------------
Net cash provided by/(used in) operating
 activities.................................      (9,906)      13,322        29,802         (17,600)          15,618

Cash flows from investing activities
 Escrow funds...............................     (40,964)          --            --              --          (40,984)
 Capital Expenditures.......................      (1,214)      (1,835)      (40,152)             --          (43,201)
 Investments in subsidiaries................     (25,536)     (11,901)       (4,999)         34,921           (7,515)
 Other......................................      (4,457)          --           455           7,511            3,509
                                               ----------  ----------    ----------    ------------    -------------
    Net cash used in investing activities...     (72,191)     (13,736)      (44,696)        (42,432)         (86,191)
                                               ----------  ----------    ----------    ------------    -------------

Financing
 Short term debt borrowings/(repayments) ...     (14,500)          --         7,950              --           (6,550)
 Debt issuance, net of offering costs.......     104,973           --            --              --          104,973
 Issuance of stock .........................         991           --        20,000         (20,000)             991
 Loans from shareholders....................      (1,604)          --            --            (239)          (1,843)
 Related party advances and other ..........          --          745         4,001           4,746               --
                                               ----------  ----------    ----------    ------------    -------------
    Net cash provided by financing
      activities............................     (89,860)         745       31,951          (24,965)         (97,571)
                                               ----------  ----------    ----------    ------------    -------------
    Increase in cash and cash
      equivalents...........................       7,763          331       16,904                            24,998
Cash and cash equivalents at beginning
 of year....................................        (492)          --       16,168                            15,676
                                               ----------  ----------    ----------    ------------    -------------
Cash and cash equivalents at end of year....       7,271          331       33,072               --           40,674
                                               ==========  ==========    ==========    ============    ==============

                                PLD TELEKOM INC.
             Notes to Consolidated Financial Statements, Continued

                                                                                     Non-
                                                                   Subsidiary      Guarantor
Consolidating Statement of Cash Flows for the year                 Guarantors     Subsidiaries
ended December 31, 1995                                Parent      (Combined)      (Combined)   Eliminations    Consolidated
Net cash provided by/(used in) operating activities    (33,422)          (90)        (10,671)        37,459         (6,724)

Cash flows from investing activities
  Capital Expenditures                                 (13,496)           --         (18,042)            --        (31,538)
  Teleport finance leases                                   --            --              --         (7,733)        (7,733)
  Proceeds on disposal of assets/investments                --            --           2,403         (2,403)            --
  Investments in subsidiaries                               --       (13,881)         (2,403)        16,284             --
  Other                                                 (8,905)           --             (17)          (900)        (9,822)
                                                       -------       -------         -------        -------        -------
    Net cash used in investing activities              (22,401)      (13,881)        (18,059)         5,248        (49,093)
                                                       -------       -------         -------        -------        -------
Financing
  Short term debt borrowings/(repayments)               14,170            --           7,879            330         22,379
  Issuance of stock                                         67            --              --             --             67
  Loans from shareholders                                  502            --              --            (97)           405
  Related party advances and other                       4,819        13,971          16,081         42,939         (8,068)
                                                       -------       -------         -------        -------        -------
    Net cash provided by financing activities           19,558        13,971          23,960        (42,706)        14,783
                                                       -------       -------         -------        -------        -------
    Decrease in cash and cash equivalents              (36,265)           --          (4,769)                      (41,034)
Cash and cash equivalents at beginning of year          35,773            --          20,937                        56,710
                                                       -------       -------         -------        -------        -------
Cash and cash equivalents at end of year                  (492)           --          16,168             --         15,676
                                                       =======       =======         =======        =======        =======